Exhibit 99.1

Report of Independent Registered Public Accounting Firm

May 30, 2006

To Board of Directors and Shareholders
PureDepth, Inc.

We have audited the accompanying balance sheet of PureDepth, Inc.(the Company) and its subsidiaries (a development stage company) as of January 31, 2006, and the related statements of operations, stockholders’ equity and cash flow of the Company and its subsidiaries and predecessor entities (as described in Notes 1 and 2 to the financial statements) for the ten months ended January 31, 2006 and the year ended March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as described in the succeeding paragraph, we conducted our audits for the ten months ended January 31, 2006 and year ended March 31, 2005 in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The inception to date information contained in the accompanying financial statements is required to be included in the financial statements in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises. We have not audited the financial statements from the Company’s predecessor entities from their inception date of May 5, 1999 through March 31, 2004. The predecessor entities to the Company, as privately held entities for this period, have historically prepared their financial statements in accordance with accounting principles generally accepted in New Zealand. These principles may substantially differ from those generally accepted in the United States. The Company’s management is responsible for making the necessary adjustments to the financial statements, for the period of May 5, 1999 through March 31, 2004, to conform to accounting principles generally accepted in the United States. Based on our inability to retrospectively apply complete audit procedures in accordance with standards of the Public Company Accounting Oversight Board (United States), we are unable to determine whether or not the amendments to New Zealand generally accepted accounting principles made to the inception to date information to conform to accounting principles generally accepted in the United States have been correctly applied in all material aspects. Accordingly, we do not express any opinion regarding the inception to date financial information.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PureDepth, Inc. (a development stage company) and its subsidiaries as of January 31, 2006, and the results of operations and cash flow of the Company and its subsidiaries and predecessor entities for the ten months ended January 31, 2006 and year ended March 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that PureDepth, Inc. and its subsidiaries (a development stage company) will continue as a going concern. As discussed in Note 12 to the accompanying financial statements, PureDepth, Inc. has suffered losses during the periods presented, including from its inception, which raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Mark Bailey & Company, Ltd.
Reno, Nevada

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
January 31, 2006
ASSETS

Current Assets
Cash	$857,998
Accounts receivable
(net of allowance for doubtful accounts of $7,362)	71,995
Prepaid expenses	53,484
Total current assets	983,477

Property and Equipment, (net)	160,380

Other Assets
Intellectual property (net)	2,544,422

Total assets	$3,688,279

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$292,376
Accrued expenses	34,058
Accrued payroll and related expenses	50,712
Accrued interest	5,138
Related party note payable	774,330
Current portion - notes payable	137,908
Total current liabilities	1,294,522

Long Term Liabilities
Note payable	554,553
Total long term liabilities	554,553

Commitments and Contingencies	-

Stockholders' Equity
Common stock, no par value, 30,000,000 shares
authorized, 16,712,769
shares issued and outstanding	15,075,180
Stock subscriptions received	350,000
Paid in capital from stock options	2,007,722
Accumulated other comprehensive loss	(744,033)
Deficit accumulated during development stage	(14,849,665)
Total stockholders' equity	1,839,204

Total liabilities and stockholders' equity	$3,688,279

The accompanying footnotes are an integral part of these financial statements.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Ten months ended January 31, 2006	Year ended March 31, 2005	Inception to Date (UNAUDITED)
Revenue

Net sales	$-	$-	$-

Operating expenses
Depreciation and amortization	376,355	406,246	2,350,081
Research and development	472,841	287,785	1,831,611
Loss on fixed asset disposal	94,285	15,073	111,194
Marketing	120,721	402,892	1,015,247
Professional fees	455,410	483,548	1,604,952
Other general and administrative	3,134,053	2,114,981	10,656,392

Total operating expenses	4,653,665	3,710,525	17,569,477

Loss from operations	(4,653,665)	(3,710,525)	(17,569,477)

Other income (expense)
Interest income	1,499	2,529	46,396
Interest expense	(79,710)	(240,657)	(998,808)
Foreign exchange loss	(29,815)	(98,548)	398,858
Grant receipts	102,899	90,278	680,775
Other income	25,847	2,093,139	2,592,591

Total other income	20,720	1,846,741	2,719,812

Loss before income taxes	(4,632,945)	(1,863,784)	(14,849,665)

Income tax provision	-	-	-

Net loss	$(4,632,945)	$(1,863,784)	$(14,849,665)

Net loss per share, basic and diluted	$(0.33)	$(0.17)	$(2.57)

Weighted average shares outstanding	13,887,002	10,658,375	5,778,433

Comprehensive Loss

Net Loss, per Statement of Operations	$(4,632,945)	$(1,863,784)	$(14,849,665)

Foreign currency gain / (loss) adjustments	12,913	(48,178)	(744,033)

Comprehensive net loss	$(4,620,032)	$(1,911,962)	$(15,593,698)

The accompanying footnotes are an integral part of these financial statements.

PUREDEPTH, INC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES OF STOCKHOLDERS’ EQUITY
FROM DATE OF INCEPTION (MAY 5, 1999 to JANUARY 31, 2006)

	Number of shares	Capital Stock	Subscribed capital	Paid in capital - Stock options	Deficit accumulated during development stage	Other comprehensive income	TOTAL

Balance, DVIL at March 31, 1999 (UNAUDITED)	-	$-	$-	$-	$-	$-	$-
Issuance of shares for cash in Deep Video Imaging
Limited (DVIL) at $0.56 per share in May 1999	647,789	360,818					360,818
Issuance of shares for cash in DVIL
at $0.54 per share in June 1999	56,488	30,238					30,238
Issuance of shares for cash in DVIL
at $0.50 per share in December 1999	241,099	119,537					119,537
Foreign exchange translation						(25,595)	(25,595)
Net loss, DVIL, for year ended March 31, 2000					(308,321)		(308,321)
Balance, DVIL at March 31, 2000 (UNAUDITED)	945,376	$510,593	$-	$-	$(308,321)	$(25,595)	$176,677
Issuance of shares for cash in DVIL at
$4.76 per share in May 2000	136,066	647,951					647,951
Issuance of shares for cash in DVIL at
$3.99 per share in October 2000	229,081	913,948					913,948
Issuance of shares for cash in DVIL at
$4.30 per share in February 2001	32,190	138,295					138,295
Foreign exchange translation						(68,036)	(68,036)
Net loss, DVIL, for year ended March 31, 2001					(936,275)		(936,275)
Balance, DVIL at March 31, 2001 (UNAUDITED)	1,342,713	$2,210,787	$-	$-	$(1,244,596)	$(93,631)	$872,560
Foreign exchange translation						(33,504)	(33,504)
Net loss, DVIL, for year ended March 31, 2002					(2,226,948)		(2,226,948)
Balance, DVIL at March 31, 2002 (UNAUDITED)	1,342,713	$2,210,787			$(3,471,544)	$(127,135)	$(1,387,892)
Issuance of shares for cash in DVIL at
$6.22 per share in December 2002	249,624	1,551,425					1,551,425
Foreign exchange translation						(477,090)	(477,090)
Net loss, DVIL, for year ended March 31, 2003					(2,088,816)		(2,088,816)
Balance, DVIL at March 31, 2003 (UNAUDITED)	1,592,337	$3,762,212	$-	$-	$(5,560,360)	$(604,225)	$(2,402,373)
Issuance of shares for cash in DVIL at
$2.63 per share in July 2003	1,811,919	4,773,051					4,773,051
Issuance of stock options for
compensation				548,997			548,997
Foreign exchange translation						(104,544)	(104,544)
Net loss, DVIL, for year ended March 31, 2004					(2,792,576)		(2,792,576)
Balance, DVIL at March 31, 2004 (UNAUDITED)	3,404,256	8,535,263	-	548,997	(8,352,936)	(708,769)	22,556

Issuance of shares in exchange for
extinguishment of related party notes							-
payable at $1.75 per share in March 2005	1,545,560	2,704,782					2,704,782

Issuance of stock options for
compensation				803,738			803,738
Net loss for the year ended 3/31/05					(1,863,784)		(1,863,784)
Foreign exchange translation						(48,178)	(48,178)
Balance DVIL at March 31, 2005	4,949,816	$11,240,045	$-	$1,352,735	$(10,216,720)	$(756,947)	$1,619,114

Issuance of shares of PDL in exchange for
extinguishment of related party notes
payable at $0.785 per share in July 2005	2,700,000	2,119,506					2,119,506

Shares issued in PDL for option exercise
at $1.36 per share in July, 2005	441,610	602,734		(590,202)			12,532

Shares of DVIL exchanged for shares of PureDepth Limited (PDL)	(4,949,816)

Issuance of PDL shares at $ 0.35 per share in exchange for net equity of DVIL group in September 2005	12,200,001						-

Issuance of stock options for
compensation				1,245,189			1,245,189

Cancellation of outstanding shares
of PDL in July, 2005	(15,341,611)

Issuance of Company stock in exchange
for cancelled shares of PDL, September, 2005	15,341,611

Subscriptions received and shares issued for units in private placement at $2.00 per unit, each unit consisting of 2 shares of common stock,
a warrant to purchase an additional share
at $2.75 and an additional share $2.00, net
of related issuance cost in January 2006	1,371,158	1,112,895	350,000				1,462,895
Net loss for the ten months ended 1/31/06					(4,632,945)		(4,632,945)

Foreign exchange translation						12,913	12,913
Balance, PureDepth, Inc. at January 31, 2006	16,712,769	$15,075,180	$350,000	$2,007,722	$(14,849,665)	$(744,033)	$1,839,204

The accompanying footnotes are an integral part of these financial statements.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOW

	Ten months ended January 31, 2006	Year ended March 31, 2005	Inception to Date (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,632,945)	$(1,863,784)	$(14,849,665)
Adjustments to reconcile net loss to net
cash flows from operating activities:
Depreciation and amortization	376,355	406,246	2,350,081
Loss on disposal of assets	94,285	15,073	111,194
Non-cash compensation expense	1,257,721	803,738	2,610,456
Non-cash interest	-	145,090	145,090
Foreign exchange (gain) / loss	29,815	98,548	(398,858)
Changes in operating assets and liabilities:
Accounts receivable	(24,064)	11,009	(71,995)
Prepaid expenses	(606)	(33,434)	(53,484)
Accounts payable	(22,292)	31,919	292,376
Accrued expenses	(28,399)	(45,775)	84,770
Accrued interest	(7,147)	11,989	5,138
Net cash used in operating activities	(2,957,277)	(419,381)	(9,774,897)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	(79,392)	(239,367)	(1,020,799)
Expenditures for intellectual property	(289,059)	(324,748)	(2,887,449)

Net cash used in investing activities	(368,451)	(564,115)	(3,908,248)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	1,112,895		9,660,690
Proceeds from short-term financing	29,585	-	29,585
Principal payments on note payable	-	(133,521)	(594,441)
Issuance of related party notes payable	2,609,548	1,107,663	5,221,768
Stock subscriptions received	350,000	-	350,000

Net cash provided by financing activities	4,102,028	974,142	14,667,602

Effect of exchange rate changes on cash	(7,308)	(89,484)	(126,459)

Net increase (decrease) in cash	768,992	(98,838)	857,998

Cash, beginning of period	89,006	187,844	-

Cash, end of period	$857,998	$89,006	$857,998

SUPPLEMENTAL CASH INFORMATION:
Notes and accrued interest converted to stock	$2,119,506	$2,704,784	$4,824,290

Cash paid for interest	$76,217	$85,197	$848,580

Purchase of intellectual property via issuance of note payable	$-	$-	$1,257,929

The Company paid no income taxes for the ten months ended January 31, 2006 and year ended March 31, 2005, respectively.

The accompanying footnotes are an integral part of these financial statements.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

Note 1   Summary of Significant Accounting Policies and Description of Business

The Company- Description of Business

PureDepth, Inc., along with our wholly owned subsidiaries, PureDepth Limited (PDL) and PureDepth Incorporated Limited (PDIL), and our predecessor parent entity, Deep Video Imaging Limited (DVIL), (collectively, the Company) develops, manufactures, markets and supports multi-layer display technology. The Company’s technology has gaming, military, automotive and handheld video display applications.

The Company is deemed a development stage company as defined by Statement of Financial Accounting Standards (SFAS) No. 7 Accounting and Reporting by Development Stage Enterprises due to its continuing research and development activities related to making its multi-layer display technology economically viable for its targeted applications. For the period of its inception, May 5, 1999, through March 31, 2004 the Company, as a privately held entity for this period, has historically prepared its financial statements in accordance with accounting principles generally accepted in New Zealand. These principles may substantially differ from those generally accepted in the United States. The Company’s management prepared adjustments they believe necessary to conform to accounting principles generally accepted in the United States, however, this information for the period from the inception date to March 31, 2004 has not been audited and should be viewed as informational only.

Fiscal Year

Until March 31, 2005 the predecessor entities of the Company used a fiscal year end of March 31. In 2006, the Company adopted a fiscal year to January 31. Unless otherwise noted, all references to the period ended 2006 are for the ten month period beginning April 1, 2005 and ending January 31, 2006.

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of PureDepth, Inc., a U.S. corporation based in California, and its wholly-owned subsidiaries, based in Auckland, New Zealand. These subsidiaries were previously owned by our predecessor, DVIL, a New Zealand corporation. Contributed assets and assumed liabilities from our predecessor entity, in exchange for stock in the current Company, have been accounted for as a reorganization of entities under common control in accordance with SFAS No. 141 Business Combinations. Accordingly, the contributed assets and assumed liabilities have been recorded at the predecessor’s historical cost basis. All significant intercompany transactions and balances have been eliminated.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management’s estimates. These estimates are subjective in nature and involve judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at fiscal year end, and the reported amounts of revenues and expenses during the fiscal year. Actual results may differ from these estimates.

Foreign Currency Translation

The functional currency of the Company and its subsidiaries is the applicable local currency in accordance with SFAS No. 52, Foreign Currency Translation. Assets and liabilities of the Company’s subsidiaries with functional currencies other than the U.S. dollar are translated into U.S. dollars using current rates of exchange at the balance sheet date. Revenues and expenses are translated at the weighted average exchange rates in effect for the period in which the items occur. Translation gains or losses are recorded as a separate component of stockholders’ equity and transaction gains and losses are included in other income and expenses, net.

Revenue Recognition

Revenue is derived from the sale of computer hardware products; software licenses and related services; and royalties related to licensed use of our intellectual property which include technical transfer, implementation and integration of both hardware and software solutions, post contract support, training, and consulting.

Revenue from the sale of computer hardware is recognized on a contractual basis when final products are dispatched to the customer.

Royalties derived from the licensing of our intellectual property is recognized when persuasive evidence of an arrangement exists, delivery of the product or performance of the service has occurred, no significant Company obligations with regard to implementation or integration exist, the fee is fixed or determinable and collectibility is probable. Arrangements for which the fees are not deemed probable for collection are recognized upon cash collection. Payments from customers received in advance of revenue recognition are recorded as deferred revenue.

Service revenue from consulting, technical transfer, and training is recognized as the service is performed.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

From time to time the Company maintains amounts on deposit with financial institutions which exceed federally insured limits. The Company has not experienced any significant losses in such accounts, nor does management believe it is exposed to any significant credit risk.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their respective fair values because of the short-term maturity of these items. The carrying amount of the Company’s notes payable approximates fair value based on incremental borrowing rates for similar types of borrowing arrangements.

Research and Development Costs

Research and development costs are recognized in the period incurred in accordance with SFAS No. 2 Accounting for Research and Development Costs. Research and development expenses primarily include prototype development costs, contractor fees, and administrative expenses directly related to research and development support.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment and software are depreciated generally over 4 years; furniture and office equipment are depreciated generally over 5 and 12 years respectively; and leasehold improvements are amortized over the estimated useful lives, or the term of the related leases, whichever is shorter. Repair and maintenance costs are charged to operations as incurred and major improvements are capitalized. The Company reviews the carrying amount of fixed assets whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable in accordance with SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets.

Intellectual Property

The costs of internally developing intellectual property that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole have been expensed as incurred pursuant to the requirements of SFAS No. 142, Goodwill and Other Intangible Assets. Legal fees, registration costs, and ongoing maintenance costs relating to intellectual property are capitalized as incurred and are amortized on a straight line basis over the estimated remaining statutory lives of the patents, ranging from one to twenty years. The Company evaluates the recoverability of its intellectual property periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intellectual property have been identified during the periods presented.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

Income Taxes

The Company provides for income taxes under the provisions of SFAS No. 109 Accounting for Income Taxes. The standard requires an asset and liability based approach in accounting for income taxes.

Deferred income tax assets and liabilities are recorded to reflect the tax consequences in future years of temporary differences between revenue and expense items for financial statement and income tax purposes. Valuation allowances are provided against assets that are not likely to be realized. Deferred tax assets and liabilities for each jurisdiction are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income (Loss)

The Company reports comprehensive income / (loss) and its components in accordance with SFAS No. 130, Reporting Comprehensive Income. The Company’s comprehensive income / (loss) is comprised of net income / (loss) and foreign currency translation adjustments.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying value of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value.

The Company evaluates the collectibility of accounts receivable on a customer-by-customer basis. The Company records a reserve for bad debts against amounts due to reduce the net recognized receivable to an amount the Company believes will be reasonably collected. The reserve is a discretionary amount determined from the analysis of the aging of the accounts receivables, historical experience and knowledge of specific customers.

Share-Based Payment

The Company accounts for grants under its Employee Stock Option Plan in accordance with SFAS No. 123(R), Share-Based Payment. The Company records the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments is estimated using option-pricing models. If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award, if any, over the fair value of the original award.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

Advertising Costs

Advertising costs are expensed as incurred and are included in selling, general and administrative expenses on the accompanying statement of operations. Advertising costs during fiscal 2006 and 2005 were insignificant.

Loss per Share

Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income / (loss) by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding. The Company excludes equity instruments from the calculation of diluted weighted average shares outstanding if the effect of including such instruments is antidilutive to earnings per share. For the periods presented all equity instruments are considered antidilutive.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (R), Share-Based Payment, which replaced SFAS No. 123, Accounting for Stock-Based Compensation, and superseded Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Statement requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Under SFAS No. 123(R), the Company must determine the appropriate fair value method to be used for valuing share-based payments and the amortization method of compensation cost. The financial statements presented reflect the adoption of SFAS No. 123(R) for all periods.

In May 2005, the FASB issued SFAS No. 154 Accounting Changes and Error Corrections, which requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. All periods are presented in accordance with SFAS No. 154.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

In June 2005, the FASB issued FSP FAS 143-1, “Accounting for Electronic Equipment Waste Obligations” (“FSP 143-1”), which provides guidance on the accounting for certain obligations associated with the Waste Electrical and Electronic Equipment Directive (the “Directive”), adopted by the European Union (“EU”). Under the Directive, the waste management obligation for historical equipment (products put on the market on or prior to August 13, 2005) remains with the commercial user until the customer replaces the equipment. FSP 143-1 is required to be applied to the later of the first reporting period ending after June 8, 2005 or the date of the Directive’s adoption into law by the applicable EU member countries in which the manufacturers have significant operations. To date, FSP 143-1 has not had a material impact on its consolidated results of operations and financial condition.

Note 2 - Company Restructuring

The Company and its wholly owned subsidiaries and predecessor entities have been held under the common control of its principal stockholder, K One W One Limited (K1W1) since its inception in May 1999 through and as of January 31, 2006.

The Company’s predecessor entity, Deep Video Imaging Limited (DVIL) was incorporated in May, 1999 as a New Zealand corporation. DVIL’s principal operations consisted of researching, developing, patenting, and trade-marking multi-layer display technology for numerous user applications.

In September, 2004 DVIL transferred its intellectual property assets to its newly formed and wholly owned subsidiary PureDepth Limited (PDL), a New Zealand corporation.

In March, 2005 DVIL transferred the remainder of its assets and liabilities, operations, and company administration to PureDepth Incorporated Limited (PDIL), a newly formed New Zealand corporation wholly owned by PDL. This transfer resulted in DVIL becoming a holding company for investments in PDL and PDIL.

In April, 2005 PDL formed PureDepth, Inc. (PDI), a wholly owned United States subsidiary incorporated in the State of California. During the ten months ended January 31, 2006 a number of stock transfers occurred between the predecessor entities and the wholly owned subsidiaries resulting in PureDepth, Inc. (the Company) becoming the parent company of the group and DVIL being excluded from the group entity.

As a result of the Company, its wholly owned subsidiaries, and predecessor entities being under the common control of its principal stockholder, K1W1, the above restructuring transactions have been accounted in the manner of a pooling of interests in accordance with SFAS No. 141 Business Combinations.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005
Note 3 - Property and equipment

Property and equipment, net, consist of the following:

	January 31,	March 31,
	2006	2005
Computer Hardware	$37,275	$120,015
Computer Software	10,485	86,706
Plant and Equipment	205,754	258,911
Less: Accumulated Depreciation	(93,134)	(195,139)
	$160,380	$270,493

Depreciation expense for 2006 and 2005 totaled $120,348 and $63,335, respectively.

Note 4 - Intellectual Property

Intellectual property consists of:
	January 31,	March 31,
	2006	2005
Patents	$1,775,313	$1,548,739
Software development costs	70,456	73,060
Other acquired intangibles	2,299,509	2,384,501
Less accumulated amortization	(1,600,856)	(1,401,242)
	$2,544,422	$2,605,058

Amortization for 2006 and 2005 totaled $256,007 and $342,911, respectively. Amortization expense for the next five years is summarized in the following table:

Year ended January 31,
2007	$288,741
2008	285,376
2009	285,376
2010	285,376
2011	285,376
Thereafter	1,114,177

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005
Note 5 -  Related Party Transactions

At April 1, 2004 the Company had convertible related party notes payable due to its majority shareholder, K1W1, totaling $1,295,552. During the twelve months ended March 31, 2005 the Company received $1,107,663 in exchange for additional notes payable. At March 31, 2005 all of the debt was exchanged for 1,545,560 shares of the Company’s common stock at $1.75 per share for total debt extinguishment of $2,704,782. For financial reporting purposes the equity amount includes forgiven accrued interest.

During the ten months ended January 31, 2006 the Company received $2,682,775 in exchange for notes payable with its majority shareholder, K1W1. During the period ended January 31, 2006 $2,119,506 of the debt was converted to 2,700,000 shares of common stock at $0.785 per share. For financial reporting purposes the equity amount includes forgiven accrued interest.

At January 31, 2006, the Company had notes payable due to K1W1 of $774,330. The loan carries an imputed interest rate of 10% and is due on demand.

In July 2005, David Hancock, Chairman, exercised options and received 441,610 shares of common stock in PDL as part of the Executive Share Option Plan No 3 issued by the predecessor company, DVIL. These shares were issued in September 2005 and immediately exchanged at fair market value for the same number of shares in the Company.

The Company has a consulting services agreement with D H Strategies, Inc. whose owner is the Company’s Chairman, David Hancock. For the periods ended January 31, 2006 and March 31, 2005 the Company paid $83,914 and $198,494, respectively related to the contract.

Note 6 -  Notes Payable

The Company had the following obligations outstanding:

January 31,
2006
Note payable, including imputed
interest at 10%, payable in equal
annual installments of $175,000
through January 31, 2011, secured
by intellectual property	$663,560

Other	28,901

Less amount classified as current:	(137,908)

Total long term debt	$554,553

   Future maturities of long term debt, exclusive of imputed interest, are as follows:

2007	$137,908
2008	119,527
2009	131,480
2010	144,628
2011	158,918

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005
Note 7 -  Stockholders’ Equity

Common stock

At March 31, 2004 there were 3,404,256 shares of common stock of the Company’s predecessor entity, DVIL and its wholly owned subsidiaries, issued and outstanding.

On March 30, 2005 DVIL issued 1,545,560 shares of its common stock at $1.75 per share to its majority shareholder, K1W1, in exchange for the extinguishment of debt totaling $2,704,784.

On July 19, 2005 PDL issued 2,700,000 shares of common stock at $0.785 per share to its majority shareholder, K1W1, in exchange for the forgiveness of debt totaling $2,119,506.

On July 19, 2005 PDL issued 441,610 shares of common stock to its Chairman at $1.36 per share for the exercise of options.

On September 15, 2005, 4,949,816 shares of DVIL common stock were effectively transferred out of the consolidated Company.

On September 15, 2005, PDL issued 12,200,001 shares of common stock at $0.35 per share in exchange for the net equity of its predecessor entity, DVIL.

On September 17, 2005 the Company issued 15,341,611 shares of common stock to the stockholders of PDL in exchange for all the outstanding shares in PDL.

On January 27, 2006 the Company issued 1,371,158 shares of common stock for cash totaling $1,112,895, net of issuance costs of $258,263, as part of a private placement offering. Each unit in the offering consists of 2 shares of common stock of the Company and one warrant to purchase an additional share of common stock at $2.75 and one warrant to purchase an additional share of common stock at $2.00 per share.

Stock subscriptions

At January 31, 2006 the Company received $350,000, net of related issuance costs, in a private placement for the subsequent issuance of 175,000 units at a price of $2 per unit. Each unit is comprised of two common shares of the Company, one three year warrant to purchase an additional share of common stock of the Company at an exercise price of $2.75, and a six month warrant to purchase an additional share of common stock of the Company at an exercise price of $2.00.

The total units available for issue in the private placement are 4,200,000, the majority of which were subscribed subsequent to January 31, 2006.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

Stock option plan

As of January 31, 2006, the Company has a share-based compensation arrangement, which is described below. The Company’s Second Amended and Restated Executive Share Option Plan Number 3 ("the Plan"), which is shareholder-approved, permits the grant of share options and shares to its employees.  Option awards have generally been granted with an exercise price equal to the market price of the Company’s stock at the date of grant; the option awards generally vest in six equal semi-annual installments beginning six months from the date of grant, and have a seven year contractual term from the date of vesting. Certain option awards are dilution protected and revisions to the numbers of options granted occur in the event of a substantive capital change. An estimated 661,658 options will be granted to existing employees pursuant to the capital raising described in Note 13 if the maximum amount of capital is raised in the offering.

The current plan is an amendment of the First Amended and Restated Executive Share Option Plan Number 3 which was adopted by PureDepth Limited, a subsidiary of the Company. The First Amended Plan, in turn, was a successor plan to Executive Share Option Plan Number 3 of Deep Video Imaging Limited. The predecessor options were denominated in New Zealand dollars; options under the current plan are exercisable in US dollars. Options granted in each successor plan were designed to replace, without modification of terms, options of the predecessor plan. Awards under the successor plans which did result in either a modification or a new award of executive options, were assigned a grant date fair value which is charged to expense over the expected service period of the recipient, which approximates the vesting period.

The fair value of each option award was estimated on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities were based on historical volatility of similar companies considering characteristics such as industry, stage of life cycle, size, financial leverage, and other factors. The Company used historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is the contractual term, generally six to nine years. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant.

	2006	2005
Expected volatility	52%	49%-52%

Expected forfeiture rate	3%	18%

Expected dividends	0%	0%

Expected term (in years)	8.5	8.5

Risk-free rate	3.73%	1.05%-2.75%

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

A summary of option activity under the Plan as of January 31, 2006, and changes during the period from the inception of the existing Plan to January 31, 2006 is presented below.

Options	Shares	Weighted-	Weighted-	Aggregate
		Average	Average	Intrinsic
		Exercise	Remaining	Value
		Price	Contractual	($)000
			Term (months)

Options in PureDepth Inc.
exchanged for options
in PureDepth Ltd (see below)	3,765,314	$0.65	84	$-

Options granted	587,604	$0.65	102	$-

Options forfeited	(171,622)	$0.65	77	$-

Outstanding, January 31, 2006	4,181,296	$0.65	79	$-

Exercisable at January 31, 2006	1,324,360	$0.65	74	$-

A summary of the predecessor plan operated by PureDepth Limited, a New Zealand subsidiary of the Company which was superseded by the current plan was as follows:

Options	Shares	Weighted-	Weighted-	Aggregate
		Average	Average	Intrinsic
		Exercise	Remaining	Value
		Price	Contractual	($000)
			Term (months)

Options of predecessor
entity outstanding at
April 1, 2004	783,643	$1.03	74	$702

Options forfeited	(27,820)	$3.24	74	-

Options granted	116,199	$2.43	84	$140

Options exercised	(179,171)	$0.06	65	$(842)

Options in predecessor
entity cancelled in exchange
for options in PureDepth Ltd	(692,851)	$2.60	75	$-

Options in PureDepth Ltd
Granted in the year	3,765,314	$1.59	58	$-

Options outstanding
March 31, 2005	3,765,314	$1.59	58	$-

Options exchanged for options
in PureDepth Inc.	(3,765,314)	$1.59	58	$-

Outstanding January 31, 2006	-	$-	-	$-

The weighted-average grant-date fair value of options in PureDepth Limited was US$ 1.59 for the year ended March 31, 2005.

As of January 31, 2006, there was $825,942 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plans. That cost is expected to be recognized over a weighted-average period of 1.2 years.

The compensation cost that has been charged against income for these plans was $1,245,189, and $803,738 for 2006 and 2005, respectively. The total income tax benefit recognized in the income statement for share-based compensation arrangements was zero, due to the Company's net operating loss carry-forwards and the associated valuation allowance which results in an effective tax rate of zero. None of the compensation cost recognized for option issuances has been capitalized.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

Note 8 -  Income Taxes

Significant components of the Company's net deferred tax assets at January 31, 2006 consist of the following:

Deferred tax assets:
Net operating loss carry forwards	1,438,179
Fixed assets	26,351
Intellectual property	1,391,289
Total deferred tax assets	2,855,819
Valuation allowance	(2,855,819)
Net deferred tax assets	0

No deferred tax benefit has been recorded at January 31, 2006 due to a full valuation allowance against the deferred tax assets. A full valuation allowance has been established since it cannot be concluded that it is more likely than not that the deferred tax assets will be realized.

As of January 31, 2006, the Company has a federal net operating loss carry forward of $1,016,582 and a state net operating loss carry forward of $1,016,582. The Company also has a foreign net operating loss carry forward of $3,102,917. The federal carry forward expires in 2026 and the state carry forward expires in 2016. The foreign carry forward can be carried forward indefinitely unless a change in ultimate control of the loss companies results.

Utilization of the federal and state net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

 Note 9 - Other Income

During the 10 months ended January 31, 2006 the Company sold prototypes containing its internally developed hardware and software technology applications totaling $25,847. The $40,243 associated costs of assembling and applying the technology to the prototypes has been included in research and development expense.

During the year ended March 31, 2005 the Company sold hardware products on a wholesale basis that was not inclusive of the Company’s technology applications to one customer, Sammy Corporation. Total income related to the sale was $4,851,069 with the cost of the sale being $2,757,930 for net other income of $2,093,139. The Company’s inception to date other income is inclusive of similar transactions.

Note 10 - Leases

The Company leases office and warehouse space in Auckland, New Zealand. The lease expires on November 30, 2008 and requires monthly payments of $4,048.

The Company also leases office space in Redwood City, California. The lease expires May 31, 2008 and requires monthly payments of $4,910, for the first 12 month period and $5,131 for the second 12 month period.

The following table represents the Company’s future obligations related to the above operating leases:

Year	Amount
2007	$107,496
2008	109,264
2009	61,004
Total	$277,764

Total lease expense paid for the 10 months ended January 31, 2006 and the year ended March 31, 2005 was $27,473 and $22,789, respectively.

REDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

Note 11- Loss per Share

The Company's loss per share of common stock is based on the weighted average number of common shares outstanding at the financial statement date consisting of the following:

	January 31, 2006	March 31, 2005
BASIC LOSS PER SHARE:
Net loss (numerator)	$(4,632,945)	$(1,863,784)
Shares outstanding (denominator)	13,887,002	10,658,675
Loss per basic share	$(0.33)	$(0.17)
FULLY DILUTED LOSS PER SHARE:
Net loss (numerator)	$(4,632,945)	$(1,863,784)
Shares outstanding (denominator)	13,887,002	10,658,675
Loss per basic share	$(0.33)	$(0.17)

Note 12 - Going Concern

The report of our independent auditors on the Company’s January 31, 2006 financial statements includes an explanatory paragraph indicating there is substantial doubt about the Company's ability to continue as a going concern. Management has developed a plan to address these issues that allow the Company to continue as a going concern through at least the end of fiscal 2007. This plan includes the exercising  of existing warrants issued through the private placement offering undertaken in fiscal 2005 and 2006 and reducing operating expenses as necessary. Although the Company believes the plan will be realized, there is no assurance that these events will occur.

In the event the Company is unsuccessful in its plans to finance operations through the above means it could be forced to significantly reduce its level of operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 13 - Subsequent Events

Related Party Transaction

On February 23, 2006 the Company’s majority shareholder, K1W1, converted its loan of $772,286 in full to 386,143 units. Each unit represents two shares of common stock, or 772,286 shares, a warrant (A Warrant) to purchase one additional share of common stock at an exercise price of $2.75 per share, and a warrant (B Warrant) to purchase an additional share of common stock in the Company at an exercise price of $2.00 per share, as outlined in the Private Placement Offering (PPO) noted below. The outstanding interest in relation to the loan was forgiven by the shareholder effective at this date.

Change in Authorized Shares

To facilitate the increase in the size of the offering under the PPO, and the issuance of the B Warrant, the Company approved and effected an amendment to its Articles of Incorporation to increase the number of its authorized shares of common stock from 30,000,000 to 50,000,000. This amendment to the Articles of Incorporation was approved by the Board and holders of the majority of the then outstanding shares of common stock of the Company and filed with the Secretary of State of California on March 2, 2006.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005

Private Placement Offering (PPO)

The Company entered into a PPO on September 16, 2005 offering a maximum of 2,700,000 units at $2.00 per unit. Each unit consists of two shares of the Company’s common stock and one warrant to purchase one additional share of common stock at an exercise price of $2.75 per share.

The majority of offering contributions were received subsequent to balance sheet date with the offering being closed in March 2006.

On March 16, 2006 a Second Supplement to the PPO was issued by the Company to provide amended and supplemental terms and other information to prospective investors in the offering described in the PPO dated September 16, 2006.

This Supplement provided for the following amendments:

a)	An increase in the size of the offering, pursuant to which the Company will offer and sell up to an aggregate of 4,200,000 units, for gross proceeds of the Company of up to $8,400,000;
b)	The incorporation of certain potential adjustments to the exercise price of the 3 year warrants (A Warrant) to purchase common stock in the Company at an exercise price of $2.75 per share;
c)	An amendment to the terms of the offer to include within each unit a warrant (B Warrant) to purchase an additional share of common stock in the Company at an exercise price of $2.00 per share.

Forward Triangular Merger

On March 31, 2006 and pursuant to an Agreement and Plan of Merger and Reorganization dated March 16, 2006, the Company entered into a forward triangular merger with PureDepth Technologies, Inc., a Delaware corporation and wholly owned subsidiary of Diamond One, Inc., a Colorado corporation quoted on the Over the Counter Bulletin Board. As a result of the merger, PureDepth Technologies, Inc. succeeded to the business of PureDepth, Inc. and survives as a wholly owned operating subsidiary of Diamond One, Inc. The merger was effected by the filing of a certificate of merger with the Delaware Secretary of State on March 31, 2006.

At the effective time of the merger, the legal existence of the Company ceased and all of the approximately 23,311,855 shares of the Company’s common stock that were outstanding immediately prior to the merger were cancelled. Simultaneously, the Company’s former shareholders received an aggregate of 233,115.85 shares of Diamond One, Inc’s Series A Preferred Stock, representing approximately 89% of the registrant’s outstanding voting power after the merger. In addition, all securities convertible into and exercisable for shares of the Company’s common stock (e.g., options and warrants) that were outstanding immediately prior to the merger were cancelled, and their holders received similar securities for the purchase of Diamond One, Inc. common stock. In total, former holders of Company securities now hold approximately 93% of the outstanding common stock of Diamond One, Inc. on a fully diluted basis.

Prior to the merger and pursuant to authority granted to it by the registrant’s articles of incorporation, as amended, Diamond One, Inc’s board of directors approved and adopted a Certificate of Designation relating to a new class of preferred stock denominated “Series A Preferred Stock.” On May 10, 2006 all outstanding shares of Series A Preferred Stock automatically converted into shares of common stock on a 229.021-for-1 basis upon the effectiveness of the amended Diamond One, Inc’s articles of incorporation increasing the number of shares of authorized common stock.

The merger represents a change in control of Diamond One, Inc. inasmuch as greater than 50% of the issued and outstanding voting stock of the registrant on a post-merger basis is now held by the former holders of the Company capital stock. In addition, and simultaneously with the effectiveness of the merger, the board of directors of Diamond One appointed Messrs. David Hancock, Fred Angelopoulos and Mark Kalow to its board of directors, and directors Troy Fullmer and Robert Chramosta thereupon resigned. Moreover, Messrs. Fullmer and Chramosta resigned their positions as officers of PureDepth Technologies, Inc. In their place, Fred Angelopoulos was appointed as its Chief Executive Officer and President, and Kristin Bowman was appointed as Chief Operating Officer, Secretary and acting Chief Financial Officer.

For a full description of the forward triangular merger transaction refer to Form 8-K filed with the Securities and Exchange Commission on April 6, 2006.

PUREDEPTH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006 and March 31, 2005
Stock Plan

A former employee of the Company, exercised 31,800 options in the Company at a strike price of $0.65 per share subsequent to balance sheet date. These shares were paid for and issued

As a result of the merger, all unvested stock options issued under the Executive Share Option Plan No 3 vested upon the execution date, March 31, 2006.

Options issued under the Plan, except those issued to David Hancock and Keith Phillips, carry anti-dilution rights in respect of units subscribed for and issued under the PPO. Upon closing of the PPO ( March 23, 2006 as noted below), further options are deemed to be issued to various holders under the Plan with subsequent vesting of those options occurring under the accelerated vesting provisions on the reverse acquisition date, being March 31, 2006.

Certain option awards under the Executive Share Option Plan No 3 are dilution protected and revisions to numbers of options granted may occur in the event of certain substantive capital changes of the Company.

Reincorporation Merger

On May 5, 2006 a special meeting of the shareholders of Diamond One, Inc., the parent of the Company post the forward triangular merger, was held to consider and act upon the following corporate actions:

(a)	a proposal to adopt amended and restated articles of incorporation for Diamond One, Inc.; and
(b)
a proposal to reincorporate Diamond One, Inc. in the State of Delaware by merging Diamond One, Inc. with and into PureDepth Technologies, Inc., the wholly owned subsidiary of Diamond One, Inc. and surviving company of the merger.

On May 8, 2006 the name of PureDepth Technologies, Inc., the surviving reincorporation merger entity, was changed to PureDepth, Inc.